Exhibit 99.1

Starbucks Reports Record Q3 Financial and Operating Results
GAAP EPS Up 24% to a Q3 Record $0.51 Per Share; Non-GAAP EPS Up 17% to a Record $0.49 Per Share
Comparable Store Sales Rise 7% in China, 4% in the U.S. and 4% Globally
Revenues Up 7% to Q3 Record $5.2 Billion; Operating Income Up 9% to a Q3 Record $1.0 Billion
Channel Development Revenues Increase 9%; Operating Income Jumps 31%
Starbucks Rewards Active Membership Up 18% YOY; Now Over 12 Million Active Members in the U.S. and Canada

SEATTLE; July 21, 2016 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter and 39-week fiscal year to date ended June 26, 2016. Fiscal 2016 and fiscal 2015 GAAP results include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q3 Fiscal 2016 Highlights:

•	Global comparable store sales increased 4%, comprised of a 4% increase in the Americas segment, a 3% increase in the China/Asia Pacific segment, and a 1% decline in the EMEA segment

•	Consolidated net revenues grew 7% to a Q3 record $5.2 billion

•	Consolidated GAAP operating income increased 9% to a Q3 record $1.0 billion

◦	Non-GAAP operating income increased 9% over Q3 FY15 non-GAAP, to a Q3 record $1.0 billion

•	Consolidated GAAP operating margin increased 30 basis points to a Q3 record 19.5%

◦	Non-GAAP operating margin expanded 30 basis points over Q3 FY15 non-GAAP, to a Q3 record 19.8%

•	GAAP EPS increased 24% to a Q3 record $0.51 per share

◦	Non-GAAP EPS increased 17% over Q3 FY15 non-GAAP, to a record $0.49 per share

•	Channel Development revenues grew 9% to a Q3 record $441 million; operating income increased 31% to a Q3 record $188 million; operating margin expanded 710 basis points to a Q3 record 43%

•	The company opened 474 net new stores globally in Q3, bringing total stores to 24,395 in 74 countries worldwide

•	Mobile Order and Pay usage reached 5% of U.S. transactions, up from 4% in Q2 FY16

•	Membership in the company's Starbucks Rewards loyalty program increased 18% year-over-year to 12.3 million active loyalty members in the U.S.

“Starbucks record Q3 performance, highlighted by strong 7% comp growth and record revenues and profits in China and 18% year-over-year growth in our Starbucks Rewards loyalty program, demonstrates the strength and resilience of the Starbucks brand and business around the world,” said Starbucks chairman and ceo Howard Schultz. “As we enter Q4 and approach fiscal 2017, we have clear line of sight to returning our U.S. business to historic levels of comp sales growth which had been at or above 5% for the 25 consecutive quarters prior to Q3.”

“Starbucks third quarter results once again reflect strong revenue and profit growth and represent the first non-holiday quarter in which our operating income exceeded $1 billion,” said Scott Maw, cfo. “We are confident in the correctness of the strategic, operational and digital moves we outlined today and remain steadfast in our commitment to deliver significant, profitable growth over the long term.”

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Third Quarter Fiscal 2016 Summary

	Quarter Ended Jun 26, 2016
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated(2)	4%	0%	4%
Americas	4%	0%	4%
CAP(2)	3%	2%	1%
EMEA	(1)%	0%	(2)%
(1) Includes only Starbucks company-operated stores open 13 months or longer.
(2) Beginning in December of fiscal 2016, comparable store sales include the results of the 1,009 company-operated stores acquired as part of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Jun 26, 2016	Jun 28, 2015	Change
Net New Stores	474	431	43
Revenues	$5,238.0	$4,881.2	7%
Operating Income	$1,022.3	$938.6	9%
Operating Margin	19.5%	19.2%	30 bps
EPS	$0.51	$0.41	24%

Consolidated net revenues were $5.2 billion in Q3 FY16, an increase of 7% over Q3 FY15. The increase was primarily driven by the opening of 1,876 net new stores over the past 12 months and a 4% increase in global comparable store sales.

Consolidated operating income grew 9% to $1,022.3 million in Q3 FY16, up from $938.6 million in Q3 FY15. Consolidated operating margin expanded 30 basis points to 19.5%. The increase was primarily due to sales leverage and lower commodity costs, primarily coffee, and was partially offset by investments in our partners (employees) and digital platforms.
Q3 Americas Segment Results

	Quarter Ended
($ in millions)	Jun 26, 2016	Jun 28, 2015	Change
Net New Stores	194	171	23
Revenues	$3,645.5	$3,414.6	7%
Operating Income	$898.5	$855.3	5%
Operating Margin	24.6%	25.0%	(40) bps

Net revenues for the Americas segment were $3.6 billion in Q3 FY16, an increase of 7% over Q3 FY15. The increase was driven by a 4% increase in comparable store sales and incremental revenues from 730 net new store openings over the past 12 months.

Operating income of $898.5 million in Q3 FY16 grew 5% versus $855.3 million in Q3 FY15. Operating margin of 24.6% declined 40 basis points primarily due to investments in our partners (employees), partially offset by sales leverage and lower commodity costs.

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Q3 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Jun 26, 2016	Jun 28, 2015	Change
Net New Stores	209	205	4
Revenues	$768.2	$652.7	18%
Operating Income	$182.8	$150.0	22%
Operating Margin	23.8%	23.0%	80 bps

Net revenues for the China/Asia Pacific segment grew 18% over Q3 FY15 to $768.2 million in Q3 FY16. The increase was primarily driven by incremental revenues from 888 net new store openings over the past 12 months.

Operating income grew 22% over Q3 FY15 to $182.8 million in Q3 FY16. Operating margin expanded 80 basis points to 23.8% primarily driven by higher income from our joint venture operations and sales leverage, partially offset by the impact of foreign currency translation.

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Q3 EMEA Segment Results

	Quarter Ended
($ in millions)	Jun 26, 2016	Jun 28, 2015	Change
Net New Stores	77	58	19
Revenues	$273.4	$294.7	(7)%
Operating Income	$29.9	$36.0	(17)%
Operating Margin	10.9%	12.2%	(130) bps

Net revenues for the EMEA segment were $273.4 million in Q3 FY16, a 7% decrease versus Q3 FY15. The decrease was primarily due to the conversion of 226 company-operated stores to licensed stores over the past 12 months, which included the sale of our Germany retail operations in Q3 FY16, and unfavorable foreign currency translation. Partially offsetting the decrease were incremental revenues from the opening of 291 net new licensed stores over the past 12 months.

Operating income decreased 17% to $29.9 million in Q3 FY16, down from $36.0 million in Q3 FY15. Operating margin declined 130 basis points to 10.9%, primarily due to the sale of our Germany retail operations, driven by costs related to the sale and the resulting reduction of company-operated revenue. Sales deleverage of certain company-operated stores in the region also contributed. The margin decline was partially offset by sales leverage driven by the shift in the portfolio towards more licensed stores.
Q3 Channel Development Segment Results

	Quarter Ended
($ in millions)	Jun 26, 2016	Jun 28, 2015	Change
Revenues	$440.8	$403.6	9%
Operating Income	$187.8	$143.4	31%
Operating Margin	42.6%	35.5%	710 bps

Net revenues for the Channel Development segment grew 9% over Q3 FY15 to $440.8 million in Q3 FY16, primarily driven by increased sales of premium single-serve products. Also contributing to the increase were higher foodservice sales and sales of packaged coffee.

Operating income of $187.8 million in Q3 FY16 increased 31% compared to Q3 FY15. Operating margin increased 710 basis points to 42.6%, primarily driven by lower coffee costs, decreased marketing spend, higher income from the North American Coffee Partnership, and leverage on cost of sales.
Q3 All Other Segments Results

	Quarter Ended
($ in millions)	Jun 26, 2016	Jun 28, 2015	Change
Net New Stores	(6)	(3)	(3)
Revenues	$110.1	$115.6	(5)%
Operating Loss	$(14.9)	$(13.1)	14%

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Year to Date Financial Results

	Three Quarters Ended Jun 26, 2016
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated(2)	6%	2%	4%
Americas	7%	2%	5%
CAP(2)	4%	2%	2%
EMEA	0%	1%	0%
(1) Includes only Starbucks company-operated stores open 13 months or longer.
(2) Beginning in December of fiscal 2016, comparable store sales include the results of the 1,009 company-operated stores acquired as part of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

Operating Results	Three Quarters Ended
($ in millions, except per share amounts)	Jun 26, 2016	Jun 28, 2015	Change
Net New Stores	1,352	1,153	199
Revenues	$15,604.7	$14,247.9	10%
Operating Income	$2,944.5	$2,631.6	12%
Operating Margin	18.9%	18.5%	40 bps
EPS	$1.35	$1.39	(3)%

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Fiscal 2016 Targets
Starbucks fiscal year 2016 will include an extra week in the fourth quarter, because it is a 53-week year for the company.

The company reiterates the following FY16 targets, unless otherwise noted. FY16 targets are based on actual FY15 non-GAAP results and projected FY16 non-GAAP results as noted. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

•	Now expecting approximately 1,900 net new store openings in the fiscal year (from 1,800):

◦	Americas: now expecting approximately 750, half licensed (from 700)

◦	China/Asia Pacific: approximately 900, two-thirds licensed

◦	EMEA: now expecting approximately 250, primarily licensed (from 200)

•	Full year consolidated revenue growth now expected to be approximately 10% on a 52 week basis (from 10%+), the 53rd week expected to add approximately 2%

•	Full year global comparable store sales growth now expected to be mid-single digits (from somewhat above mid-single digits)

•	FY16 operating margin is expected to increase slightly versus prior year:

◦	Americas: now expected to increase slightly over prior year (from moderate improvement)

◦	China/Asia Pacific: now expected to increase slightly over prior year (from roughly flat)

◦	EMEA: now expected to be flat to prior year (from approaching 15%)

◦	Channel Development: now expect strong expansion versus prior year (from moderate improvement)

•	Consolidated tax rate now expected to be approximately 33% (from 34%)

•	Full year FY16 earnings per share, including an estimated $0.06 for the 53rd week in Q4:

◦	GAAP EPS now expected to be in the range of $1.88 to $1.89 (up from a range of $1.85 to $1.86 due to the gain on the sale of our Germany retail operations in Q3 FY16)

◦	Non-GAAP EPS in the range of $1.88 to $1.89 (reiterated)

•	Introduced - Q4 FY16 earnings per share, including an estimated $0.06 for the 53rd week:

◦	GAAP EPS in the range of $0.53 to $0.54

◦	Non-GAAP EPS in the range of $0.54 to $0.55

•	Capital expenditures of approximately $1.4 billion

Company Updates

•
Earlier this month, Starbucks announced its role as global licensee and investor in the Italian restaurant Princi, a renowned boutique bakery and café with locations in Milan and London. The investment team, which includes Milan-based Angel Lab and Pekepan Investments, will focus on expanding the number of standalone Princi locations worldwide as well as making Princi the exclusive food purveyor at the new Starbucks ReserveTM Roastery and Tasting Rooms and in Starbucks Reserve®-only stores as they open beginning in 2017.

•	The company rolled out mobile payment in China and Japan in recent months, building on its rapidly expanding portfolio of digital innovations in the region.

•
In July, the company made announcements that reflect its ongoing commitment to invest in its partners (employees); developments apply to certain populations of U.S. partners and include base pay increases, enhancements to Bean Stock, an evolving health care program, a commitment to scheduling consideration, and changes to dress code.

•
Starbucks opened its first location in the Central European country of Slovakia in May; in partnership with AmRest, a long term strategic partner of the company and the largest independent operator of restaurant chains in Central and Eastern Europe.

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•	In June, the company opened a flagship location inside Disneytown at the new Shanghai Disney Resort, representing its 12th Starbucks store inside a Disney resort globally.

•
Anheuser-Busch and Starbucks announced in June that they are working together to produce, bottle, distribute and market the first Teavana Ready-to-Drink (RTD) tea in the U.S., with an anticipated product launch in 2017.

•
The company announced Shanghai, China as the location of its first international Starbucks Reserve Roastery and Tasting Room. Scheduled to open in late 2017, the 30,000 square-foot space will reflect a similar, immersive all-sensory experience as the company’s first location, which debuted in its hometown of Seattle, Washington in 2014.

•
In May, Starbucks announced that it had closed an underwritten public offering of senior notes, including the first U.S. Corporate Sustainability Bond. The company will use the net proceeds from the offering of $500 million in 2.450% Senior Notes due 2026 to enhance its sustainability programs around coffee supply chain management through Eligible Sustainability Projects.

•	The Board of Directors declared a cash dividend of $0.20 per share, payable on August 19, 2016 to shareholders of record as of August 4, 2016.

Conference Call

Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman and ceo; Kevin Johnson, president and coo; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, August 20, 2016.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience and potential of our business, operations and brand, our innovation, growth and growth opportunities and related investments, our strategic, operational and digital moves, our long term financial targets, earnings per share, revenues, operating margins, capital expenditures, tax rate, anticipated costs related to the integration of Starbucks Japan, comparable store sales and transactions, and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, potential negative effects of incidents involving food-borne illnesses, food tampering, food contamination or mislabeling, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2015.  The company assumes no obligation to update any of these forward-looking statements.

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Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Durga Doraisamy	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 26, 2016	Jun 28, 2015	% Change	Jun 26, 2016	Jun 28, 2015

				As a % of total net revenues
Net revenues:
Company-operated stores	$4,181.6	$3,915.0	6.8%	79.8%	80.2%
Licensed stores	527.2	475.2	10.9	10.1	9.7
CPG, foodservice and other	529.2	491.0	7.8	10.1	10.1
Total net revenues	5,238.0	4,881.2	7.3	100.0	100.0
Cost of sales including occupancy costs	2,060.3	1,953.9	5.4	39.3	40.0
Store operating expenses	1,529.4	1,392.4	9.8	29.2	28.5
Other operating expenses	137.5	131.6	4.5	2.6	2.7
Depreciation and amortization expenses	247.6	236.5	4.7	4.7	4.8
General and administrative expenses	323.4	288.5	12.1	6.2	5.9
Total operating expenses	4,298.2	4,002.9	7.4	82.1	82.0
Income from equity investees	82.5	60.3	36.8	1.6	1.2
Operating income	1,022.3	938.6	8.9	19.5	19.2
Interest income and other, net	72.9	25.5	185.9	1.4	0.5
Interest expense	(21.8)	(19.1)	14.1	(0.4)	(0.4)
Earnings before income taxes	1,073.4	945.0	13.6	20.5	19.4
Income tax expense	318.9	318.5	0.1	6.1	6.5
Net earnings including noncontrolling interests	754.5	626.5	20.4	14.4	12.8
Net earnings/(loss) attributable to noncontrolling interests	0.4	(0.2)	nm	—	—
Net earnings attributable to Starbucks	$754.1	$626.7	20.3	14.4%	12.8%

Net earnings per common share - diluted	$0.51	$0.41	24.4%
Weighted avg. shares outstanding - diluted	1,479.3	1,515.7

Cash dividends declared per share	$0.20	$0.16

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.6%	35.6%
Effective tax rate including noncontrolling interests				29.7%	33.7%

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	Three Quarters Ended			Three Quarters Ended
	Jun 26, 2016	Jun 28, 2015	% Change	Jun 26, 2016	Jun 28, 2015

				As a % of total net revenues
Net revenues:
Company-operated stores	$12,336.3	$11,310.7	9.1%	79.1%	79.4%
Licensed stores	1,561.0	1,380.5	13.1	10.0	9.7
CPG, foodservice and other	1,707.4	1,556.7	9.7	10.9	10.9
Total net revenues	15,604.7	14,247.9	9.5	100.0	100.0
Cost of sales including occupancy costs	6,256.9	5,804.9	7.8	40.1	40.7
Store operating expenses	4,502.0	4,032.5	11.6	28.9	28.3
Other operating expenses	423.3	394.5	7.3	2.7	2.8
Depreciation and amortization expenses	730.9	659.6	10.8	4.7	4.6
General and administrative expenses	959.4	892.8	7.5	6.1	6.3
Total operating expenses	12,872.5	11,784.3	9.2	82.5	82.7
Income from equity investees	212.3	168.0	26.4	1.4	1.2
Operating income	2,944.5	2,631.6	11.9	18.9	18.5
Gain resulting from acquisition of joint venture	—	390.6	(100.0)	—	2.7
Interest income and other, net	95.5	36.6	160.9	0.6	0.3
Interest expense	(56.6)	(52.3)	8.2	(0.4)	(0.4)
Earnings before income taxes	2,983.4	3,006.5	(0.8)	19.1	21.1
Income taxes	966.2	899.7	7.4	6.2	6.3
Net earnings including noncontrolling interests	2,017.2	2,106.8	(4.3)	12.9	14.8
Net earnings attributable to noncontrolling interests	0.4	1.9	(78.9)	—	—
Net earnings attributable to Starbucks	$2,016.8	$2,104.9	(4.2)%	12.9%	14.8%

Net earnings per common share - diluted	$1.35	$1.39	(2.9)%
Weighted avg. shares outstanding - diluted	1,489.7	1,516.3

Cash dividends declared per share	$0.60	$0.48

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.5%	35.7%
Effective tax rate including noncontrolling interests				32.4%	29.9%

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Segment Results (in millions)

Americas

	Jun 26, 2016	Jun 28, 2015	% Change	Jun 26, 2016	Jun 28, 2015

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,269.0	$3,061.3	6.8%	89.7%	89.7%
Licensed stores	368.6	344.9	6.9	10.1	10.1
Foodservice and other	7.9	8.4	(6.0)	0.2	0.2
Total net revenues	3,645.5	3,414.6	6.8	100.0	100.0
Cost of sales including occupancy costs	1,289.0	1,227.7	5.0	35.4	36.0
Store operating expenses	1,236.1	1,126.7	9.7	33.9	33.0
Other operating expenses	25.4	26.9	(5.6)	0.7	0.8
Depreciation and amortization expenses	149.2	130.8	14.1	4.1	3.8
General and administrative expenses	47.3	47.2	0.2	1.3	1.4
Total operating expenses	2,747.0	2,559.3	7.3	75.4	75.0
Operating income	$898.5	$855.3	5.1%	24.6%	25.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				37.8%	36.8%

Three Quarters Ended
Net revenues:
Company-operated stores	$9,697.2	$8,890.5	9.1%	89.6%	89.7%
Licensed stores	1,108.0	993.0	11.6	10.2	10.0
Foodservice and other	22.0	26.0	(15.4)	0.2	0.3
Total net revenues	10,827.2	9,909.5	9.3	100.0	100.0
Cost of sales including occupancy costs	3,865.9	3,624.4	6.7	35.7	36.6
Store operating expenses	3,649.6	3,276.1	11.4	33.7	33.1
Other operating expenses	85.7	93.4	(8.2)	0.8	0.9
Depreciation and amortization expenses	441.6	386.5	14.3	4.1	3.9
General and administrative expenses	139.3	146.6	(5.0)	1.3	1.5
Total operating expenses	8,182.1	7,527.0	8.7	75.6	76.0
Operating income	$2,645.1	$2,382.5	11.0%	24.4%	24.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				37.6%	36.8%

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China/Asia Pacific (CAP)

	Jun 26, 2016	Jun 28, 2015	% Change	Jun 26, 2016	Jun 28, 2015

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$695.4	$588.4	18.2%	90.5%	90.1%
Licensed stores	71.6	63.1	13.5	9.3	9.7
Foodservice and other	1.2	1.2	—	0.2	0.2
Total net revenues	768.2	652.7	17.7	100.0	100.0
Cost of sales including occupancy costs	331.2	281.8	17.5	43.1	43.2
Store operating expenses	200.4	161.2	24.3	26.1	24.7
Other operating expenses	16.2	15.8	2.5	2.1	2.4
Depreciation and amortization expenses	45.7	41.2	10.9	5.9	6.3
General and administrative expenses	32.1	30.3	5.9	4.2	4.6
Total operating expenses	625.6	530.3	18.0	81.4	81.2
Income from equity investees	40.2	27.6	45.7	5.2	4.2
Operating income	$182.8	$150.0	21.9%	23.8%	23.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				28.8%	27.4%

Three Quarters Ended
Net revenues:
Company-operated stores	$1,884.0	$1,542.5	22.1%	89.7%	88.5%
Licensed stores	210.7	197.6	6.6	10.0	11.3
Foodservice and other	4.9	3.5	40.0	0.2	0.2
Total net revenues	2,099.6	1,743.6	20.4	100.0	100.0
Cost of sales including occupancy costs	933.5	784.8	18.9	44.5	45.0
Store operating expenses	558.0	436.0	28.0	26.6	25.0
Other operating expenses	48.3	43.4	11.3	2.3	2.5
Depreciation and amortization expenses	131.7	106.3	23.9	6.3	6.1
General and administrative expenses	93.2	88.4	5.4	4.4	5.1
Total operating expenses	1,764.7	1,458.9	21.0	84.0	83.7
Income from equity investees	104.3	85.8	21.6	5.0	4.9
Operating income	$439.2	$370.5	18.5%	20.9%	21.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				29.6%	28.3%

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EMEA

	Jun 26, 2016	Jun 28, 2015	% Change	Jun 26, 2016	Jun 28, 2015

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$174.3	$217.8	(20.0)%	63.8%	73.9%
Licensed stores	86.2	65.5	31.6	31.5	22.2
Foodservice	12.9	11.4	13.2	4.7	3.9
Total net revenues	273.4	294.7	(7.2)	100.0	100.0
Cost of sales including occupancy costs	139.2	143.1	(2.7)	50.9	48.6
Store operating expenses	69.0	78.4	(12.0)	25.2	26.6
Other operating expenses	13.4	12.9	3.9	4.9	4.4
Depreciation and amortization expenses	10.3	12.4	(16.9)	3.8	4.2
General and administrative expenses	11.6	12.8	(9.4)	4.2	4.3
Total operating expenses	243.5	259.6	(6.2)	89.1	88.1
Income from equity investees	—	0.9	(100.0)	—	0.3
Operating income	$29.9	$36.0	(16.9)%	10.9%	12.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				39.6%	36.0%

Three Quarters Ended
Net revenues:
Company-operated stores	$576.0	$688.0	(16.3)%	67.4%	75.7%
Licensed stores	239.3	185.4	29.1	28.0	20.4
Foodservice	39.4	35.0	12.6	4.6	3.9
Total net revenues	854.7	908.4	(5.9)	100.0	100.0
Cost of sales including occupancy costs	427.2	434.4	(1.7)	50.0	47.8
Store operating expenses	209.4	240.4	(12.9)	24.5	26.5
Other operating expenses	42.0	40.0	5.0	4.9	4.4
Depreciation and amortization expenses	32.4	38.9	(16.7)	3.8	4.3
General and administrative expenses	39.4	41.6	(5.3)	4.6	4.6
Total operating expenses	750.4	795.3	(5.6)	87.8	87.5
Income from equity investees	1.5	2.1	(28.6)	0.2	0.2
Operating income	$105.8	$115.2	(8.2)%	12.4%	12.7%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.4%	34.9%

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Channel Development

	Jun 26, 2016	Jun 28, 2015	% Change	Jun 26, 2016	Jun 28, 2015

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$333.0	$302.2	10.2%	75.5%	74.9%
Foodservice	107.8	101.4	6.3	24.5	25.1
Total net revenues	440.8	403.6	9.2	100.0	100.0
Cost of sales	232.3	228.3	1.8	52.7	56.6
Other operating expenses	58.0	58.9	(1.5)	13.2	14.6
Depreciation and amortization expenses	0.7	0.7	—	0.2	0.2
General and administrative expenses	4.3	4.1	4.9	1.0	1.0
Total operating expenses	295.3	292.0	1.1	67.0	72.3
Income from equity investees	42.3	31.8	33.0	9.6	7.9
Operating income	$187.8	$143.4	31.0%	42.6%	35.5%

Three Quarters Ended
Net revenues:
CPG	$1,086.5	$975.8	11.3%	76.8%	76.6%
Foodservice	327.5	298.4	9.8	23.2	23.4
Total net revenues	1,414.0	1,274.2	11.0	100.0	100.0
Cost of sales	770.6	722.2	6.7	54.5	56.7
Other operating expenses	171.8	160.9	6.8	12.1	12.6
Depreciation and amortization expenses	2.1	2.0	5.0	0.1	0.2
General and administrative expenses	13.0	12.5	4.0	0.9	1.0
Total operating expenses	957.5	897.6	6.7	67.7	70.4
Income from equity investees	106.5	80.1	33.0	7.5	6.3
Operating income	$563.0	$456.7	23.3%	39.8%	35.8%

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All Other Segments

	Jun 26, 2016	Jun 28, 2015	% Change

Quarter Ended
Net revenues:
Company-operated stores	$42.9	$47.5	(9.7)%
Licensed stores	0.8	1.7	(52.9)
CPG, foodservice and other	66.4	66.4	—
Total net revenues	110.1	115.6	(4.8)
Cost of sales including occupancy costs	68.3	72.7	(6.1)
Store operating expenses	23.9	26.1	(8.4)
Other operating expenses	24.3	17.3	40.5
Depreciation and amortization expenses	3.1	4.3	(27.9)
General and administrative expenses	5.4	8.3	(34.9)
Total operating expenses	125.0	128.7	(2.9)
Operating loss	$(14.9)	$(13.1)	13.7%

Three Quarters Ended
Net revenues:
Company-operated stores	$179.1	$189.7	(5.6)%
Licensed stores	3.0	4.5	(33.3)
CPG, foodservice and other	227.1	218.0	4.2
Total net revenues	409.2	412.2	(0.7)
Cost of sales including occupancy costs	246.7	242.5	1.7
Store operating expenses	85.0	80.0	6.3
Other operating expenses	75.3	57.1	31.9
Depreciation and amortization expenses	10.1	12.2	(17.2)
General and administrative expenses	20.2	27.2	(25.7)
Total operating expenses	437.3	419.0	4.4
Operating loss	$(28.1)	$(6.8)	313.2%

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jun 26, 2016	Jun 28, 2015	Change
Revenues	$3,327.1	$3,091.0	8%
Comparable Store Sales Growth(1)	4%	8%
Change in Transactions	0%	4%
Change in Ticket	4%	4%

(1)	Includes only Starbucks company-operated stores open 13 months or longer.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 26, 2016	Jun 28, 2015	Jun 26, 2016	Jun 28, 2015	Jun 26, 2016	Jun 28, 2015
Americas(1):
Company-operated stores	85	68	204	187	8,875	8,582
Licensed stores	109	103	293	192	6,425	5,988
Total Americas	194	171	497	379	15,300	14,570
China/Asia Pacific(2):
Company-operated stores	79	82	223	1,219	2,675	2,351
Licensed stores	130	123	442	(604)	3,452	2,888
Total China/Asia Pacific	209	205	665	615	6,127	5,239
EMEA(3):
Company-operated stores	(147)	(9)	(196)	(33)	541	784
Licensed stores	224	67	399	184	2,024	1,507
Total EMEA	77	58	203	151	2,565	2,291
All Other Segments:
Company-operated stores	(5)	(1)	(10)	9	365	378
Licensed stores	(1)	(2)	(3)	(1)	38	41
Total All Other Segments	(6)	(3)	(13)	8	403	419

Total Company	474	431	1,352	1,153	24,395	22,519

(1)	Americas store data includes the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

(2)
China/Asia Pacific store data includes the transfer of 1,009 Japan stores from licensed stores to company-operated as a result of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

(3)	EMEA store data includes the transfer of 144 Germany company-operated retail stores to licensed stores as a result of the sale to AmRest Holdings SE in the third quarter of fiscal 2016.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides consolidated non-GAAP operating income, consolidated non-GAAP operating margin and consolidated non-GAAP earnings per share ("non-GAAP EPS") for Q3 fiscal 2016 and fiscal 2015; China/Asia Pacific (“CAP”) segment non-GAAP operating income and non-GAAP operating margin for Q3 fiscal 2016 and fiscal 2015; Europe, Middle East, and Africa (“EMEA”) segment non-GAAP operating income and non-GAAP operating margin for Q3 fiscal 2016 and fiscal 2015; and consolidated non-GAAP EPS for Q4 and full year fiscal 2015, as well as projected consolidated non-GAAP EPS for Q4 and full year fiscal 2016. These non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP EPS are operating income, operating margin, and diluted net earnings per share, respectively. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.

The consolidated Q3 fiscal 2016 as well as the consolidated Q3 fiscal 2015 non-GAAP financial measures exclude certain Starbucks Japan acquisition-related items, specifically amortization expense from acquired intangible assets and transaction and integration costs. The consolidated Q3 fiscal 2016 non-GAAP operating income and non-GAAP operating margin financial measures also exclude divestiture-related costs related to the sale of the German retail operations. The consolidated Q3 fiscal 2016 non-GAAP EPS financial measure also excludes a gain on sale of the German retail operations, which is net of divestiture-related costs, and an incremental tax benefit related to prior fiscal years for a U.S. manufacturing deduction. The Q3 fiscal 2016 and fiscal 2015 CAP segment non-GAAP financial measures exclude the amortization expense from acquired intangible assets related to the acquisition of Starbucks Japan. The Q3 fiscal 2016 CAP segment non-GAAP financial measures also exclude integration costs, such as incremental information technology and compensation-related costs associated with the acquisition. The Q3 fiscal 2016 EMEA segment non-GAAP financial measures exclude divestiture-related costs related to the sale of the German retail operations. The consolidated Q4 and full year fiscal 2015 non-GAAP EPS financial measures exclude the Starbucks Japan acquisition-related items, losses and costs related to the redemption of the company's $550 million of 6.250% 2017 Senior Notes and an incremental tax benefit related to a U.S. manufacturing deduction. Losses and costs related to the redemption of the company's $550 million of 6.250% 2017 Senior Notes are included as debt extinguishment-related items. The consolidated full year fiscal 2015 non-GAAP EPS financial measure also excludes a gain resulting from a fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan prior to the acquisition. Management excludes the acquisition-related transaction costs as well as the divestiture-related costs described above because they believe these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance. In addition, management believes it is useful to exclude the Starbucks Japan integration costs and the amortization of the acquired intangible assets when evaluating performance because they are not representative of our core business operations. Although these items will affect earnings per share beyond the current fiscal year, the majority of these costs will be recognized over a finite period of time. More specifically, integration costs are expected to be concentrated in the first several years post-acquisition. Additionally, the amounts of the acquired intangible assets are specific to the transaction and the related amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management in a future period. Management excludes the Starbucks Japan fair value gain, debt extinguishment-related items, gain on sale of the German retail operations and the incremental tax benefits because they believe these items do not reflect future gains, losses, costs or tax benefits and do not contribute to a meaningful evaluation of the company’s fiscal 2016 or fiscal 2015 operating performance or comparisons of the company’s fiscal 2016 or fiscal 2015 operating performance to the company’s past or future operating performance.

The projected consolidated non-GAAP EPS for Q4 and full year fiscal 2016 financial measures exclude certain Starbucks Japan acquisition-related items comprised of projected amortization expense from acquired intangible assets and transaction and integration costs. The projected full year fiscal 2016 financial measure also excludes the net gain on sale of the German retail operations and incremental tax benefit related to prior years for a U.S. manufacturing deduction. Management is excluding these items from our projected non-GAAP financial measures for the same reasons described above.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Jun 26, 2016	Jun 28, 2015	Change
Consolidated
Operating income, as reported (GAAP)	$1,022.3	$938.6	8.9%
Starbucks Japan acquisition-related items - other(1)	14.5	11.5
Costs incurred on sale of Germany retail operations	2.8	—
Non-GAAP operating income	$1,039.6	$950.1	9.4%

Operating margin, as reported (GAAP)	19.5%	19.2%	30 bps
Starbucks Japan acquisition-related items - other(1)	0.3	0.2
Costs incurred on sale of Germany retail operations	0.1	—
Non-GAAP operating margin	19.8%	19.5%	30 bps

Diluted net earnings per share, as reported (GAAP)	$0.51	$0.41	24.4%
Starbucks Japan acquisition-related items - other(1)	0.01	0.01
Gain on sale of Germany retail operations(2)	(0.02)	—
Income tax effect on Non-GAAP adjustments(3)	—	—
Other tax matters(4)	(0.01)	—
Non-GAAP net earnings per share	$0.49	$0.42	16.7%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$182.8	$150.0	21.9%
Starbucks Japan acquisition-related items(5)	13.8	11.0
Non-GAAP operating income	$196.6	$161.0	22.1%

Operating margin, as reported (GAAP)	23.8%	23.0%	80 bps
Starbucks Japan acquisition-related items(5)	1.8	1.7
Non-GAAP operating margin	25.6%	24.7%	90 bps

EMEA
Operating income, as reported (GAAP)	$29.9	$36.0	(16.9)%
Costs incurred on sale of Germany retail operations	2.8	—
Non-GAAP operating income	$32.7	$36.0	(9.2)%

Operating margin, as reported (GAAP)	10.9%	12.2%	(130) bps
Costs incurred on sale of Germany retail operations	1.0	—
Non-GAAP operating margin	12.0%	12.2%	(20) bps

(1)
Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental information technology ("IT") and compensation-related costs associated with the acquisition.

(2)
The gain is net of certain costs associated with the transfer of Germany company-operated retail stores to licensed stores; these costs are also adjusted for in our Consolidated and EMEA operating income and operating margin results.

(3)	Income tax effect on Non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(4)	Other tax matters include incremental benefit from additional domestic manufacturing deductions claimed in our U.S. consolidated tax returns for periods prior to FY16.

(5)
Includes ongoing amortization expense of acquired intangible assets associated with the acquisition; Q3 FY16 also includes post-acquisition integration costs, including incremental IT and compensation-related costs.

	Quarter Ended
	Oct 2, 2016	Sep 27, 2015
Consolidated	(Projected 14-weeks)	(As Reported 13-weeks)	Change
Diluted net earnings per share (GAAP)	$0.53 - $0.54	$0.43	23% - 26%
Starbucks Japan acquisition-related items - other(1)	0.01	0.01
Debt extinguishment-related items(2)	—	0.04
Income tax effect on Non-GAAP adjustments(3)	(0.01)	(0.02)
Other tax matters(4)	—	(0.04)
Non-GAAP net earnings per share	$0.54 - $0.55	$0.43	26% - 28%

	Year Ended
	Oct 2, 2016	Sep 27, 2015
Consolidated	(Projected 53-weeks)	(As Reported 52-weeks)	Change
Diluted net earnings per share (GAAP)	$1.88 - $1.89	$1.82	3% - 4%
Starbucks Japan acquisition-related items - gain(5)	—	(0.26)
Starbucks Japan acquisition-related items - other(1)	0.04	0.04
Debt extinguishment-related items(2)	—	0.04
Gain on sale of Germany retail operations(6)	(0.02)	—
Income tax effect on Non-GAAP adjustments(3)	(0.01)	(0.02)
Other tax matters(4)	(0.01)	(0.04)
Non-GAAP net earnings per share	$1.88 - $1.89	$1.58	19% - 20%

(1)	Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental IT and compensation-related costs associated with the acquisition.

(2)
Represents the loss on extinguishment of debt ($61.1M), which is comprised of the cost of the optional redemption provision, unamortized debt issuance costs, and unamortized discount associated with the $550 million of 6.250% 2017 Senior Notes redeemed in Q4 FY15, as well as the related unamortized interest rate hedge loss ($2.0M), which was recorded in interest expense.

(3)	Income tax effect on Non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(4)	Other tax matters include the incremental benefit from additional domestic manufacturing deductions claimed in our U.S. consolidated tax returns for periods prior to the years presented.

(5)	Gain represents the fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan upon acquisition, which was almost entirely non-taxable.

(6)	The gain is net of certain costs associated with the transfer of Germany company-operated retail stores to licensed stores in Q3 FY16.
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